WINN-DIXIE STORES, INC. AND SUBSIDIARIES

                                                                    Exhibit 99.1

                Written Statement of the Chief Executive Officer
                       Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned President and Chief Executive Officer of Winn-Dixie Stores, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended January 8, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/      Allen R. Rowland
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         Allen R. Rowland
         January 29, 2003